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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF FIRSTMERIT CORPORATION
                              AS OF JANUARY 1, 1998

Citizens Investment Corporation                     Ohio corporation
Citizens National Bank                              National Banking Association
Citizens Savings Corporation of Stark County        Ohio corporation
FirstMerit Bank, N.A.                               National Banking Association
    - Abell & Associates, Inc.                      Ohio corporation
    - FirstMerit Leasing Company                    Ohio corporation
    - FirstMerit Securities, Inc.                   Ohio corporation
    - OPN, Inc.                                     Ohio corporation
             - NB 5 Financial Services, Inc.        Ohio corporation
FirstMerit Community Development Corporation        Ohio corporation
FirstMerit Credit Life Insurance Company            Arizona corporation
Peoples Bank, N.A.                                  National Banking Association
         - FirstMerit Insurance Agency, Inc.        Ohio corporation
Peoples National Bank                               National Banking Association

Indirect Subsidiary Owned by Subsidiary Banks
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FirstMerit Mortgage Corporation                     Ohio corporation